                                                                EXHIBIT 10.2 (1)


                                                                  CONFORMED COPY


================================================================================


                            AMENDED AND RESTATED
                              CREDIT AGREEMENT


                                 dated as of
                               August 29, 1997

                                    among

                           A. H. BELO CORPORATION
                                as Borrower,


                          The Lenders Party Hereto,


                          THE CHASE MANHATTAN BANK,
                        as Administrative Agent, and
                    as Competitive Advance Facility Agent

           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                       BANK OF TOKYO-MITSUBISHI, LTD.
                          as Co-Syndication Agents

                                 NATIONSBANK
                           as Documentation Agent


                                  FIVE YEAR
      $1,000,000,000 REVOLVING CREDIT AND COMPETITIVE ADVANCE FACILITY


================================================================================

                               TABLE OF CONTENTS


                                                                                                   Page
                                                                                                   ----

                                              ARTICLE I

                                              Definitions
                                              -----------

SECTION 1.01.           Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
SECTION 1.02.           Classification of Loans and Borrowings  . . . . . . . . . . . . . . .       13
SECTION 1.03.           Terms Generally   . . . . . . . . . . . . . . . . . . . . . . . . . .       13


                                              ARTICLE II

                                              The Credits
                                              -----------

SECTION 2.01.           Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14
SECTION 2.02.           Loans and Borrowings  . . . . . . . . . . . . . . . . . . . . . . . .       14
SECTION 2.03.           Requests for Revolving Borrowings . . . . . . . . . . . . . . . . . .       15
SECTION 2.04.           Competitive Bid Procedure . . . . . . . . . . . . . . . . . . . . . .       16
SECTION 2.05.           Funding of Borrowings . . . . . . . . . . . . . . . . . . . . . . . .       18
SECTION 2.06.           Interest Elections  . . . . . . . . . . . . . . . . . . . . . . . . .       18
SECTION 2.07.           Termination and Reduction of Commitments  . . . . . . . . . . . . . .       19
SECTION 2.08.           Repayment of Loans; Evidence of Debt  . . . . . . . . . . . . . . . .       20
SECTION 2.09.           Prepayment of Loans . . . . . . . . . . . . . . . . . . . . . . . . .       20
SECTION 2.10.           Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       21
SECTION 2.11.           Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       21
SECTION 2.12.           Alternate Rate of Interest  . . . . . . . . . . . . . . . . . . . . .       22
SECTION 2.13.           Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . .       23
SECTION 2.14.           Break Funding Payments  . . . . . . . . . . . . . . . . . . . . . . .       24
SECTION 2.15.           Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25
SECTION 2.16.           Payments Generally; Pro Rata Treatment; Sharing
                            of Set-offs . . . . . . . . . . . . . . . . . . . . . . . . . . .       25
SECTION 2.17.           Mitigation Obligations; Replacement of Lenders  . . . . . . . . . . .       26
SECTION 2.18.           Extension of Maturity Date  . . . . . . . . . . . . . . . . . . . . .       27


                                              ARTICLE III

                                    Representations and Warranties
                                    ------------------------------

SECTION 3.01.           Organization; Powers  . . . . . . . . . . . . . . . . . . . . . . . .       28
SECTION 3.02.           Authorization; Enforceability . . . . . . . . . . . . . . . . . . . .       28
SECTION 3.03.           Governmental Approvals; No Conflicts  . . . . . . . . . . . . . . . .       28
SECTION 3.04.           Financial Condition; No Material Adverse Change . . . . . . . . . . .       28
SECTION 3.05.           Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       29
SECTION 3.06.           Litigation, Labor and Environmental Matters . . . . . . . . . . . . .       29
SECTION 3.07.           Compliance with Laws and Agreements . . . . . . . . . . . . . . . . .       29
SECTION 3.08.           Certain Legal Matters . . . . . . . . . . . . . . . . . . . . . . . .       29
SECTION 3.09.           Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30
SECTION 3.10.           ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30
SECTION 3.11.           Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30

                                              ARTICLE IV

                                              Conditions
                                              ----------

SECTION 4.01.           Amendment and Restatement Effective Date  . . . . . . . . . . . . . .       30
SECTION 4.02.           Each Credit Event . . . . . . . . . . . . . . . . . . . . . . . . . .       31


                                              ARTICLE V

                                         Affirmative Covenants
                                         ---------------------

SECTION 5.01.           Financial Statements and Other Information  . . . . . . . . . . . . .       32
SECTION 5.02.           Notices of Material Events  . . . . . . . . . . . . . . . . . . . . .       33
SECTION 5.03.           Existence; Conduct of Business  . . . . . . . . . . . . . . . . . . .       33
SECTION 5.04.           Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . .       33
SECTION 5.05.           Maintenance of Properties; Insurance  . . . . . . . . . . . . . . . .       34
SECTION 5.06.           Books and Records; Inspection Rights  . . . . . . . . . . . . . . . .       34
SECTION 5.07.           Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . .       34
SECTION 5.08.           Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .       34


                                              ARTICLE VI

                                          Negative Covenants
                                          ------------------

SECTION 6.01.           Liens . . . . . . . . . . . . . . . . . . . . .                             34
SECTION 6.02.           Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . .       35
SECTION 6.03.           Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . .       35
SECTION 6.04.           Restrictive Agreements  . . . . . . . . . . . . . . . . . . . . . . .       35
SECTION 6.05.           Leverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       35
SECTION 6.06.           Interest Coverage . . . . . . . . . . . . . . . . . . . . . . . . . .       36
SECTION 6.07.           Investments in TVFN . . . . . . . . . . . . . . . . . . . . . . . . .       36


                                              ARTICLE VII

                        Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . .       36
                        -----------------


                                             ARTICLE VIII

                        The Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       38
                        ----------


                                              ARTICLE IX

                                            Miscellaneous
                                            --------------

SECTION 9.01.           Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       40
SECTION 9.02.           Waivers; Amendments . . . . . . . . . . . . . . . . . . . . . . . . .       40
SECTION 9.03.           Expenses; Indemnity; Damage Waiver  . . . . . . . . . . . . . . . . .       41
SECTION 9.04.           Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . .       42
SECTION 9.05.           Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       44
SECTION 9.06.           Counterparts; Integration; Effectiveness  . . . . . . . . . . . . . .       44
SECTION 9.07.           Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       44
SECTION 9.08.           Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . .       44
SECTION 9.09.           Governing Law; Jurisdiction; Consent to Service
                            of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . .       45
SECTION 9.10.           Waiver of Jury Trail  . . . . . . . . . . . . . . . . . . . . . . . .       45
SECTION 9.11.           Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       45

SECTION 9.12.           Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . .       45
SECTION 9.13.           Interest Rate Limitations . . . . . . . . . . . . . . . . . . . . . .       46


                                                  Exhibits and Schedules
                                                  ----------------------

Exhibit A               Form of Assignment and Acceptance
Exhibit B-1             Form of Opinion of Counsel -- General Counsel of A. H. Belo Corporation
Exhibit B-2             Form of Opinion of Counsel -- Locke Purnell Rain Harrell
Exhibit B-3             Form of Opinion of Counsel -- Wiley, Rein & Fielding
Schedule 2.01           Commitments
Schedule 3.06           Litigation, Labor and Environmental Matters
Schedule 6.01           Liens
Schedule 6.05           Subordinated Debt

                        AMENDED AND RESTATED CREDIT AGREEMENT dated as of
                August 29, 1997, among A. H. BELO CORPORATION, the LENDERS party hereto, THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as Administrative Agent (in such capacity, the "Administrative Agent"), and as Competitive Advance Facility Agent (in such capacity, the "CAF Agent"; and, together with the Administrative Agent, the "Agents"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and BANK OF TOKYO-MITSUBISHI, LTD., as Co-Syndication Agents, and NATIONSBANK OF TEXAS, N.A., as Documentation Agent.

       The Borrower (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I), the Lenders and the Agents have entered into a Credit Agreement (the "Existing Agreement") dated as of January 31, 1997, pursuant to which the Lenders have extended credit in order to enable the Borrower to borrow on a revolving credit basis on and after the date thereof and at any time and from time to time prior to the maturity date stated therein a principal amount not to exceed $1,500,000,000. The Borrower, the Lenders and the Agent now wish to amend and restate the Existing Agreement as set forth herein and to reduce the principal amount available hereunder to $1,000,000,000. The proceeds of the borrowings hereunder are to be used for general corporate purposes, including working capital, acquisitions, stock repurchases and, if the Borrower shall so determine, commercial paper backup. Up to $90,000,000 of the proceeds of such borrowings may be used to fund the operations of TVFN. The Borrower has also requested the Lenders to provide a procedure pursuant to which the Lenders may be invited to bid on an uncommitted basis on short-term borrowings by the Borrower.

       The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

       SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

       "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

       "Adjusted CD Rate" means, with respect to any CD Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) the Fixed CD Rate for such Interest Period multiplied by the Statutory Reserve Rate, plus (b) the Assessment Rate.

       "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

       "Administrative Agent" means The Chase Manhattan Bank, as administrative agent for the Lenders hereunder.

       "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

       "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

       "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

       "Amendment and Restatement Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

       "Applicable Percentage" means on any date, with respect to any Eurodollar Loan (other than any Eurodollar Competitive Loan) or CD Loan or with respect to the facility fees referred to in Section 2.10(a), as the case may be, the applicable percentage set forth in the table below under the caption "Eurodollar Spread", "CD Spread" or "Facility Fee Percentage", as the case may be, based upon the ratings of the Index Debt of the Borrower in effect on such date:


========================================================================================================
                          Ratings                  Facility Fee         Eurodollar          CD
                          -------                  ------------         ----------          --
                     S&P/Moody's/Fitch             Percentage             Spread           Spread
                     -----------------             ----------             ------           ------
--------------------------------------------------------------------------------------------------------
Category 1        A-/A3/A- or higher               0.0700%             0.1550%              0.2800%
--------------------------------------------------------------------------------------------------------
Category 2        BBB+/Baa1/BBB+                   0.0800%             0.1700%              0.2950%
--------------------------------------------------------------------------------------------------------
Category 3        BBB/Baa2/BBB                     0.1000%             0.2000%              0.3250%
--------------------------------------------------------------------------------------------------------
Category 4        BBB-/Baa3/BBB-                   0.1250%             0.2750%              0.4000%
--------------------------------------------------------------------------------------------------------
Category 5        Lower than
                  BBB-/Baa3/BBB-                   0.1500%             0.3500%              0.4750%
========================================================================================================

For purposes of the foregoing, (i) if no rating for the Index Debt of the Borrower shall be available from any of Moody's, S&P or Fitch, such rating agency shall be deemed to have established a rating for Index Debt of the Borrower in Category 5, unless the failure of the rating agencies to rate the Index Debt is not the result of a change in the creditworthiness of the Borrower or the Index Debt, in which case, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect a new method of determining the Applicable Percentage, (ii) if the ratings established or deemed to have been established by Moody's, S&P and Fitch for the Borrower shall fall within different Categories, the Applicable Percentage shall be based upon the superior (or numerically lower) Category, unless the ratings differ by more than one Category, in which case, if the Index Debt is rated in the same Category by two rating agencies and a lower Category by the third rating agency, the higher rating shall govern, otherwise the governing rating shall be the rating next below the highest of the three, and (iii) if any rating established or deemed to have been established by Moody's, S&P or Fitch shall be changed (other than as a result of a change in the rating system of any of Moody's, S&P or Fitch), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each such change in the Applicable Percentage shall apply to all Eurodollar Loans and all CD Loans that are outstanding at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any of Moody's, S&P or Fitch shall change prior to the Maturity Date, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

         "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost to the Lenders of such insurance.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or another form approved by the Administrative Agent.

         "Availability Period" means the period from and including the Amendment and Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

         "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

         "BHI Restrictive Agreement" means the Contribution and Assumption Agreement to which Belo Holdings, Inc. is a party, referred to in the Borrower's Joint Proxy Statement/Prospectus dated January 8, 1997, which under certain circumstances restricts Belo Holdings, Inc.'s ability to pay dividends or other distributions in respect of its capital stock.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means A. H. Belo Corporation, a Delaware corporation.

         "Borrowing" means (a) a group of Revolving Loans of the same Type and, in the case of CD Loans or Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

         "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CAF Agent" means The Chase Manhattan Bank as competitive advance facility agent for the Lenders hereunder.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CD", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted CD Rate.

         A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than officers of the Borrower and Continuing Directors shall own, directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who are not Continuing Directors.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13, by any lending office of such Lender or by such Lender's holding company, if any) with any law, rule or regulation, or any guideline or directive (whether or not having the force of law) of any Governmental Authority, or any request of any Governmental Authority with which such Lender believes in good faith that it would be disadvantageous not to comply, in each case made or issued after the date of this Agreement.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

         "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

         "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

         "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

         "Competitive Loan" means a Loan made pursuant to Section 2.04.

         "Continuing Directors" means (i) the members of the Board of Directors of the Borrower on the date hereof and (ii) future members of such Board of Directors who were nominated or appointed by a majority of the Continuing Directors at the date of their nomination or appointment.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means the actions, suits and proceedings, labor controversies and the environmental matters disclosed in Schedule 3.06. The disclosure of information in Schedule 3.06 or in any other schedule or exhibit to this Agreement shall not constitute an admission by the Borrower that such information is material for any purpose, including applicable securities laws, other than this Agreement and the transactions provided for herein.

         "dollars" or "$" refers to lawful money of the United States of America.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the existence with respect to any Plan of an

"accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to
Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; or (f) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

         "Event of Default" has the meaning assigned to such term in Article
VII.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which it is organized, or the jurisdiction in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located,
(b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any U.S. Federal withholding tax imposed on amounts payable to such Foreign Lender under this Agreement because of its failure or inability to comply with Section 2.15(e) or for any other reason, unless (and to the extent that) (i) such withholding tax liability arises or is increased by reason of a Change in Law occurring after such Foreign Lender becomes a Lender under this Agreement or (ii) such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax liability pursuant to Section 2.15(a).

         "FCC" means the Federal Communications Commission and any successors thereto.

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Film Contracts" mean contracts or agreements with suppliers which provide the right to broadcast certain specified film or video tape motion pictures.

         "Financial Officer" means the chief financial officer, vice president of finance, principal accounting officer, treasurer or controller of the Borrower.

         "Fitch" shall mean Fitch Investors Service, Inc.

         "Fixed CD Rate" means, with respect to any CD Borrowing for any Interest Period, the arithmetic average (rounded upwards, if necessary, to the next 1/100 of 1%) of the prevailing rates per annum bid at or about 10:00 a.m., New York City time, to the Administrative Agent on the first Business Day of such Interest Period by three negotiable certificate of deposit dealers of recognized standing selected by the Administrative Agent for the purchase at face value of negotiable certificates of deposit of major United States money center banks in a principal amount of $5,000,000 and with a maturity comparable to such Interest Period.

         "Fixed Rate" means, with respect to any Competitive Loan bearing interest at a fixed rate, the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

         "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes hereof, the United States of America and each State thereof shall be considered to constitute a single jurisdiction.

         "Funded Debt" means without duplication, all Indebtedness, other than short-term obligations under Film Contracts.

         "GAAP" means generally accepted accounting principles in the United States of America consistently applied.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" means any agreement by which the Borrower or any Subsidiary assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of another Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assure any creditor of such other Person against loss, but shall not include typical and customary indemnifications, representations and warranties made in connection with purchases and sales of property or issuances of securities.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Indebtedness" means, without duplication, the Borrower's and each Subsidiary's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property (including, without limitation, under Film Contracts) other than accounts payable arising in connection with the purchase of inventory in the ordinary course of business, (c) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from property now or hereafter owned or acquired by the Borrower or any Subsidiary, (d) obligations created under any conditional purchase or other title retention agreements, (e) Capital Lease Obligations, letters of credit, bonds or similar instruments, bankers' acceptances, (f) obligations under Guarantees; provided, however, that Indebtedness shall not include obligations of the Borrower or any Subsidiary incurred in connection with the self-insurance program or employee benefit plans and programs of the Borrower or the Subsidiaries, and (g) obligations to make payments that would be required to be made in the event of an early termination, on the date Indebtedness of the Borrower or any Subsidiary is being determined, in respect of outstanding Hedging Agreements.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Index Debt" means the senior unsecured long-term non-credit enhanced Indebtedness of the Borrower.

         "Interest Coverage Ratio" means the ratio of Pro Forma Operating Cash Flow to Interest Expense.

         "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.06.

         "Interest Expense" means, with respect to the Borrower and the Subsidiaries for any period, the interest expense of the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) the amortization of debt discounts, (b) the amortization of all fees (including, without limitation, fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness and (c) the portion of any Capital Lease Obligation allocable to interest expense.

         "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any CD or Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration or a CD Borrowing with an Interest Period of more than 90 days' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration or 90 days' duration, as the case may be, after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

         "Interest Period" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, (b) with respect to any CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90, 180, 270 or 360 days thereafter, as the Borrower may elect, and (c) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 1 day or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

         "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent or any Affiliate designated by the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

         "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

         "Material Indebtedness" means Indebtedness (other than the Loans), of any one or more of the Borrower and the Subsidiaries in a principal amount for any such Indebtedness in excess of $20,000,000 or in an aggregate principal amount for all such Indebtedness in excess of $35,000,000.

         "Material Subsidiary" means each Subsidiary other than Subsidiaries
that, (a) individually do not account for more than (i)     2% of the assets or
(ii) 2% of the net revenues and (b) in the aggregate do not account for more than (i) 5% of the assets or (ii) 5% of the net revenues, in each case, at the end of or for the four fiscal quarters most recently ended, of the Company and its Subsidiaries on a consolidated basis.

         "Maturity Date" means August 29, 2002, or any later date to which the Maturity Date has been extended pursuant to Section 2.18.

         "Moody's" shall mean Moody's Investors Service, Inc.


         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Operating Cash Flow" means, for the Borrower and its Subsidiaries for any relevant period, on a consolidated basis, the sum of (i) earnings before income taxes for such period (without taking into account extraordinary or nonrecurring items), plus (ii) depreciation and amortization expense during such period, plus (iii) Interest Expense actually incurred or accrued during such period determined in accordance with GAAP; provided, however, that Operating Cash Flow shall not include (i) any income or loss attributable to any investment accounted for on the "equity" method of accounting or (ii) any operating cash flow (positive or negative) attributable to TVFN.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement.

         "Participation Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Participation Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

         "Permitted Liens" means (a) Liens for Taxes not yet due and payable, mechanic's Liens and materialman's, shipper's or warehouseman's Liens for services or materials and landlord's Liens for rental amounts for which payment is not yet due or which are being contested in good faith by appropriate proceedings, (b) Liens securing any purchase money

Indebtedness (including Capital Lease Obligations relating to assets acquired after the date hereof) if such Liens do not encumber any property other than the property for the purchase of which such purchase money Indebtedness was incurred, (c) the currently existing Liens described in Schedule 6.01 hereto, if any, and renewals thereof, (d) pledges or deposits made to secure payment of worker's compensation, unemployment insurance, pensions, or other social security programs, (e) good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds in the ordinary course of business, (f) encumbrances consisting of zoning restrictions, easements, utility district assessments or other restrictions on the use of property, none of which materially impairs the operation by the Borrower and the Subsidiaries (taken as a whole) of their business, and none of which is violated by existing or proposed structures or land use where such violation would materially impair the operation by the Borrower and the Subsidiaries (taken as a whole) of their business, (g) the following, if the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings and so long as levy and execution thereon have been stayed and continue to be stayed, or they do not in the aggregate materially detract from the value of any material assets or the operations of the Borrower and the Subsidiaries taken as a whole: claims and Liens for Taxes due and payable; claims and Liens upon, and defects of title to, property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits; and claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other Liens; judgment Liens; and (h) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time the Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation or connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be.

         "PBGC" means the Pension Benefit Guarantee Corporation referred to and Defined in ERISA.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Pro Forma Operating Cash Flow" means, for any relevant period, Operating Cash Flow of the Borrower and its Subsidiaries on a consolidated basis adjusted to include the Operating Cash Flow of any operating units or entities acquired during such relevant period and to exclude the Operating Cash Flow of any operating units or entities divested or sold during such relevant period (in each case, as if the acquisition or divestiture had occurred at the beginning of such relevant period).

         "Register" has the meaning set forth in Section 9.04.

         "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 51% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to
Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

         "Reportable Event" means any reportable event as defined by Section 4043 of ERISA and the regulations issued under such Section with respect to a Plan (other than a Multiemployer Plan), excluding, however, such events as to which the PBGC by regulation or by technical update waived the requirement of
Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided that a failure to meet the minimum funding standard of
Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code.

         "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amounts of such Lender's Revolving Loans at such time.

         "Revolving Loan" means a Loan made pursuant to Section 2.03.

         "S&P" shall mean Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject
(a) with respect to the Adjusted CD Rate or the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to (i) the applicable Interest Period, in the case of the Adjusted CD Rate, and (ii) three months, in the case of the Base CD Rate, and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subordinated Debt" means Indebtedness of the Borrower for borrowed money that satisfies the requirements set forth in Schedule 6.05 hereto.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of the Borrower.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

         "Transactions" means the execution, delivery and performance by the Borrower of this Agreement and the borrowing of the Loans hereunder.

         "TVFN" means Television Food Network, a Subsidiary of the Borrower.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Adjusted CD Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

         SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II


                                  The Credits

         SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

         SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Participation Percentages. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (b) Subject to Section 2.12, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans, CD Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement; provided further, that if the designation of any such foreign branch or Affiliate shall result in any costs, reductions or Taxes which would not otherwise have been applicable and for which such Lender would, but for this proviso, be entitled to request compensation under Section 2.13 or 2.15, such Lender shall not be entitled to request such compensation unless it shall in good faith have determined such designation to be necessary or advisable to avoid any material disadvantage to it.

         (c) At the commencement of each Interest Period for any CD Revolving Borrowing or Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 CD and Eurodollar Revolving Borrowings outstanding.

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         SECTION 2.03. Requests for Revolving Borrowings. In order to request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York time, three Business Days before the date of the proposed Borrowing, (b) in the case of a CD Borrowing, not later than 11:00 a.m., New York time, two Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 10:00 a.m., New York time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.
Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

         (i) the aggregate amount of the requested Borrowing;

         (ii) the date of such Borrowing, which shall be a Business Day;

         (iii) whether such Borrowing is to be an ABR Borrowing, a CD Borrowing or a Eurodollar Borrowing;

         (iv) in the case of a CD Borrowing or a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

         (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested CD or Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of 30 days' duration, in the case of a CD Borrowing, or one month's duration, in the case of a Eurodollar Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.04. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments. In order to request Competitive Bids, the Borrower shall notify the CAF Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York time, one Business Day before the date of the proposed Borrowing; provided that a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the CAF Agent of a written Competitive Bid Request in a form approved by the CAF Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

         (i) the aggregate amount of the requested Borrowing;

         (ii) the date of such Borrowing, which shall be a Business Day;

         (iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

         (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

         (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the CAF Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

         (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the CAF Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the CAF Agent may be rejected by the CAF Agent, and the CAF Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make,
(ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

         (c) The CAF Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

         (d) Subject only to the provisions of this paragraph (d), the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the CAF Agent by telephone, confirmed by telecopy in a form approved by the CAF Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York time, on the proposed date of the Competitive Borrowing; provided, that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate,
(iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

         (e) The CAF Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

         (f) If any Lender that is an Affiliate of the CAF Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the CAF Agent pursuant to paragraph (b) of this Section.

         SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request.

         (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate borne by the applicable Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.06. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a CD or Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a CD or Eurodollar Revolving Borrowing, may elect new Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

         (b) In order to make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

         (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

         (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

         (iii) whether the resulting Borrowing is to be an ABR Borrowing, a CD Borrowing or a Eurodollar Borrowing; and

         (iv) if the resulting Borrowing is a CD Borrowing or a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a CD Borrowing or Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of 30 days' duration, in the case of a CD Borrowing, or one month's duration, in the case of a Eurodollar Borrowing.

         (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a CD or Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a CD or Eurodollar Borrowing and (ii) unless repaid, each CD and Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         SECTION 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date; provided that the Commitments shall terminate at 3:00 p.m., New York time, on September 15, 1997, if the Amendment and Restatement Effective Date has not occurred prior to such time.

         (b) Subject to Section 2.09(d), the Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

         (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.

Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

         SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.

         SECTION 2.09. Prepayment of Loans. (a) Subject to Section 2.09(d), the Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part.

         (b) In the event of any termination of the Commitments, the Borrower shall prepay all outstanding Borrowings on the date of such termination. In the event of any reduction of the Commitments, the Borrower shall prepay outstanding Borrowings to the extent, if any, necessary so that, on the date of and after giving effect to such reduction, the sum of the Revolving Credit Exposures and the aggregate principal amount of the outstanding Competitive Loans does not exceed the total Commitments.

         (c) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than

11:00 a.m., New York time, three Business Days before the date of prepayment,
(ii) in the case of prepayment of a CD Borrowing, not later than 11:00 a.m., New York time, two Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.07. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the
contents thereof.   Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

         (d) The Borrower shall not have the right to prepay any Competitive Loan and shall not terminate or reduce the Commitments if such termination or reduction would require prepayment of any Competitive Loan.

         SECTION 2.10. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Percentage per annum on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender, ratably in accordance with its respective Commitment, the upfront fee separately agreed upon between the Borrower and the Lenders. The upfront fee shall be payable on the Effective Date.

         (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

         (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

         SECTION 2.11. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate.

         (b) The Loans comprising each CD Borrowing shall bear interest at a rate per annum equal to the Adjusted CD Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage from time to time in effect.

         (c) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage from time to time in effect (or, in the case of a Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such loan and accepted by the Borrower pursuant to Section 2.04).

         (d) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

         (e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the rate otherwise applicable to such Loan as provided above plus 2% or (ii) in the case of any other amount, the rate applicable to ABR Loans as provided above plus 2%.

         (f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Loan (other than an ABR Revolving Loan) prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (d) in the event the Commitments are terminated, all accrued and unpaid interest on the Loans shall be paid on the date of such termination.

         (g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted CD Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.12 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a CD Borrowing or Eurodollar Borrowing:

         (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted CD Rate, the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period or, in the case of a Eurodollar Borrowing, that a Change in Law makes it unlawful for any one or more of the Lenders to make a Eurodollar Loan; or

         (b) the Administrative Agent is advised by the Required Lenders that, as a result of a Change in Law or other unusual events or conditions affecting the markets in which such Lenders conduct their funding operations, the Adjusted CD Rate, the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will be lower than the actual cost to such Lenders of obtaining the funds necessary to make or maintain their Loans comprising such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a CD Borrowing or Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a CD or Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

         SECTION 2.13.  Increased Costs.  (a)  If any Change in Law shall:

         (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted CD Rate or the Adjusted LIBO Rate); or

         (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement, CD Loans or Eurodollar Loans or Fixed Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any CD Loan, Eurodollar Loan or Fixed Rate Loan or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

         (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined, shall be delivered to the Borrower and shall, if submitted in good faith, be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

         (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

         SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any CD Loan, Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto, (b) the conversion of any CD Loan or Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, prepay or continue any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any CD Loan, Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event by payment to such Lender of an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of the applicable Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert, prepay or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate, the Adjusted CD Rate or the Fixed Rate, as the case may be, in effect (or that would have been in effect) for such Interest Period, over
(ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits at other banks in the London interbank market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined, shall be delivered to the Borrower and shall, if submitted in good faith, be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each of the Agents or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Agents and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agents or such Lender, as the case may be, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, by the Administrative Agent on its own behalf or on behalf of a Lender, or by the CAF Agent, and setting forth in reasonable detail the manner in which such amount shall have been determined, shall, if submitted in good faith, be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, properly completed and executed forms prescribed by applicable law (together with such other documentation or certification as the Borrower may reasonably request) that will permit the Borrower to make such payments without withholding or at a reduced rate.

         SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or otherwise) prior to 12:00 noon, New York time, on the date when due, in immediately available funds, to the Administrative Agent at its offices at New York, NY, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Administrative Agent shall distribute any such payments received for the account of any other Person to the appropriate recipient in the amount owed to it promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to fully pay all amounts then due hereunder, such funds shall be applied to the amounts then due hereunder in such order and priority as the Administrative Agent may elect; provided that any funds that the Administrative Agent elects to apply to principal, interest or fees then due shall be applied ratably to all amounts of principal, interest or fees (as the case may be) then due.

         (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participation in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payments giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant other than the Borrower or any Subsidiary or Affiliate thereof. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.  (a)
If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in such Lender's good faith judgment. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans, as to which such Lender will continue to have all of its rights hereunder), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         SECTION 2.18 Extension of Maturity Date (a) The Borrower may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given not more than 60 days prior to any anniversary of the Closing Date while the Commitments remain in effect, request that the Lenders extend the Maturity Date for an additional one year period (but in no event beyond the seventh anniversary of the Closing Date) from the Maturity Date then in effect (the "Existing Maturity Date"). Each Lender shall, by notice to the Borrower and the Administrative Agent given not later than the 10th Business Day after the date of the Borrower's notice, advise the Borrower whether or not such Lender agrees to such extension (and any Lender that does not so advise the Borrower on or before such day shall be deemed to have advised the Borrower that it will not agree to such extension).

         (b) If (and only if) Lenders holding Commitments that represent at least 51% of the total Commitments on the 60th day prior to the applicable anniversary of the Closing Date shall have agreed to extend the Existing Maturity Date (such Lenders being called the "Continuing Lenders"), then (i) the Maturity Date shall be extended to the first anniversary of the Existing Maturity Date (provided, that if such date is not a Business Day, then the Maturity Date as so extended shall be the next following Business Day), and
(ii) the Commitment of each Lender that is not a Continuing Lender shall terminate (with the result that the total Commitments will decrease by the amount of such Commitment), and all Loans of each such Lender shall become due and payable, together with all interest accrued thereon and all other amounts owed to such Lender hereunder, on the Existing Maturity Date.

         Notwithstanding the foregoing, no extension of the Maturity Date shall be effective with respect to any Lender unless, on and as of the Existing Maturity Date, the conditions set forth in paragraphs (b) and (c) of Section
4.02 shall be satisfied (with all references to a Borrowing being deemed to be references to such extension) and the Administrative Agent shall have received a certificate to that effect dated the Existing Maturity Date and executed by a Financial Officer of the Borrower.

                                  ARTICLE III

                         Representations and Warranties

         The Borrower represents and warrants to the Lenders that:

         SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required and, (ii) possesses all requisite authority and power and material licenses, permits, franchises (including, without limitation licenses, permits and franchises issued by the FCC), and valid and subsisting network affiliation agreements in the case of each Subsidiary that operates a network affiliated television broadcasting enterprise, to conduct its business as presently conducted.

         SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.03.  Governmental Approvals; No Conflicts.  The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, and (ii) routine filings after the Amendment and Restatement Effective Date with Securities and Exchange Commission and the FCC made pursuant to the requirements of 47 CFR 73.3613, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, or other material agreement or instrument binding upon the Borrower or any Subsidiary or its assets, or give rise to a right thereunder to require any material payment to be made by the Borrower or any Subsidiary, and
(d) will not result in the creation or imposition of any Lien other than a Permitted Lien on any asset of the Borrower or any Subsidiary.

         SECTION 3.04.  Financial Condition; No Material Adverse Change.   (a)
The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of earnings, shareholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1996, reported on by Ernst & Young LLP, independent auditors, and (ii) as of and for the fiscal quarter ended June 30, 1997, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

         (b) Since June 30, 1997, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

         SECTION 3.05. Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title or interest that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

         (b) Each of the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.06. Litigation, Labor and Environmental Matters. (a) There are not any actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

         (b) Except for the Disclosed Matters, there are no actual or, to the knowledge of the Borrower, threatened labor controversies, including strikes, work stoppages, work slow downs or National Labor Relations Board proceedings affecting the Borrower or its Subsidiaries, that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         (c) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability,
(iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

         (d) There has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 3.08. Certain Legal Matters. (a) Neither the Borrower nor any Subsidiary is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         (b) Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock, within the meaning of Regulation U of the Board. Margin stock will at all times constitute less than 25% of the assets of the Borrower individually and the Borrower and the Subsidiaries on a consolidated basis that are subject to the restrictions of
Section 6.01 and 6.02.

         SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns and reports required to have been filed and paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. As of the date hereof, the present value of all accrued benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), determined at the most recent annual valuation date for such Plan, does not exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accrued benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), determined at the most recent annual valuation dates for such Plans, does not exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 3.11. Disclosure. There are no agreements, instruments or corporate restrictions to which the Borrower or any of its Subsidiaries is subject, and no other matters known to the Borrower, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.


                                   ARTICLE IV

                                   Conditions

         SECTION 4.01. Amendment and Restatement Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

         (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

         (b) The Administrative Agent shall have received favorable written opinions of Michael J. McCarthy, the General Counsel of the Borrower, Locke Purnell Rain Harrell, counsel for the Borrower, and Wiley, Rein & Fielding, special regulatory counsel to the Borrower, substantially in the forms of Exhibits B-1, B-2 and B-3 hereto and covering such other matters relating to this Agreement and the Transactions as the Required Lenders shall reasonably request. Each of such opinions shall be addressed to the Administrative Agent and the Lenders and shall be dated the Amendment and Restatement Effective Date. The Borrower hereby requests such counsel to deliver such opinions.

         (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

         (d) The Administrative Agent shall have received a certificate, dated the Amendment and Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (b) and (c) of
     Section 4.02.

         (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment and Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived) on or prior to September 15, 1997. The Administrative Agent shall notify the Borrower and the Lenders of the Amendment and Restatement Effective Date, and such notice shall be conclusive and binding.

         SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (but not on the occasion of any interest election pursuant to Section 2.06 that does not increase the outstanding principal amount of the Loans of any Lender), is subject to the satisfaction of the following conditions:

         (a) In the case of a Borrowing of Revolving Loans, the Administrative Agent shall have received a Borrowing Request for such Borrowing in accordance with Section 2.03; or, in the case of a Borrowing of Competitive Loans, Borrower shall have accepted the Competitive Bid or Bids in respect of such Loans in accordance with Section 2.04.

         (b) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing.

         (c) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to matters specified in paragraphs (b) and
(c) of this Section.


                                   ARTICLE V

                             Affirmative Covenants

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full the Borrower covenants and agrees with the Lenders that:

         SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

         (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of earnings, stockholders' equity and cash flows as of the end of and for such year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like emphasis paragraph and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

         (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its condensed consolidated balance sheet and related statements of earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP for interim financial information and with the instructions to Form 10Q and Article 10 of Regulation S-X (and accordingly, such statements will not include all of the information and footnotes required by GAAP for complete financial statements);

         (c) concurrently with each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections
     6.05 and 6.06 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements referred to in Section 3.04 or delivered pursuant to this Section 5.01 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

         (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether, in connection with their audit, anything came to their attention that caused them to believe that the Borrower had failed to comply with the terms, covenants, provisions or conditions of Sections 6.05 and 6.06;

         (e) promptly after the same become publicly available, copies of all annual and quarterly reports to shareholders, reports to the Securities and Exchange Commission on Form 10-K, Form 10-Q, Form 8-K or any successor form, proxy statements and registration statements (other than those relating only to employee benefit plans) filed or distributed by the Borrower or any Subsidiary; and

         (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following:

         (a) the occurrence of any Default;

         (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

         (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $15,000,000;

         (d) the receipt of any notice from the FCC or any other Governmental Authority of the expiration without renewal, termination or suspension of, or the institution of any proceedings to terminate or suspend, any main transmitter license granted by the FCC or any other material license now or hereafter held by the Borrower or any Subsidiary which is required to operate any television broadcasting station in compliance with all applicable laws; and,

         (e) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02.

         SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each Subsidiary to, pay its Indebtedness and other obligations, including tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each Subsidiary to, (a) keep and maintain all property material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole in good working order and condition, ordinary wear and tear and obsolescence excepted, (b) keep and maintain all licenses, permits, franchises and major network affiliation agreements (including those with American Broadcasting Companies, Inc. ("ABC"), National Broadcasting Companies ("NBC"), the Columbia Broadcasting System, Inc. ("CBS"), or Fox Broadcasting Company ("FOX") necessary for their business except as the loss of the same could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect, it being understood and agreed that a change from one such major network to another shall not be considered to have such an effect; and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

         SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at reasonable times and as often as shall be reasonably requested.

         SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws (including Environmental Laws), regulations and orders of any Governmental Authority applicable to it or its property, except to the extent that failures to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.08. Use of Proceeds. The Borrower will cause the proceeds of the Loans to be used only for the purposes referred to in the preamble to this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.



                                   ARTICLE VI

                               Negative Covenants

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

         SECTION 6.01. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any

Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except that the Borrower and the Subsidiaries may assign or sell delinquent receivables and rights in respect thereof and may create, incur, assume or permit to exist (a) Permitted Liens and (b) other Liens securing obligations in an aggregate amount at any time not greater than $40,000,000.

         SECTION 6.02. Fundamental Changes. (a) The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), or liquidate or dissolve, except that any Subsidiary or other Person may merge into the Borrower if the Borrower is the surviving corporation and at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing and the Borrower shall be in compliance with the financial covenants contained in this Article VI on a pro forma basis with such merger being deemed to have occurred at the beginning of each relevant period.

         (b) The Borrower will not, and will not permit any Subsidiary to, engage to an extent material to the Borrower and the Subsidiaries on a consolidated basis in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

         SECTION 6.03. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any of its Affiliates (other than the Borrower or any Subsidiary) except in the ordinary course of business and upon terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary could obtain in a comparable arms-length transaction.

         SECTION 6.04. Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, other than (i) such restrictions in the partnership agreements for TVFN in effect on the date hereof, (ii) such restrictions on Subsidiaries (other than TVFN) that are partnerships, joint ventures, limited liability companies or other similar entities, and in which the aggregate equity investment of the Borrower does not exceed $20,000,000 and (iii) the BHI Restrictive Agreement as in effect on the date hereof.

         SECTION 6.05. Leverage. The Borrower will not permit (a) the ratio of Funded Debt to Pro Forma Operating Cash Flow as of the end of and for any period of four consecutive fiscal quarters ending after the Amendment and Restatement Effective Date to be greater than 5.5 to 1.0, (b) the ratio of Funded Debt (excluding Subordinated Debt) to Pro Forma Operating Cash Flow as of the end of and for any period of four consecutive fiscal quarters ending after the Amendment and Restatement Effective Date to be greater than 5.0 to
1.0 or (c) Funded Debt of Subsidiaries (other than Funded Debt owed to the Borrower or any other Subsidiary) to constitute more than 10% of the Funded Debt that would at any time be permitted to exist under clause (a) of this
Section 6.05.

         SECTION 6.06. Interest Coverage. The Borrower will not permit the ratio of Pro Forma Operating Cash Flow to Interest Expense for any period of four consecutive fiscal quarters ending after the Amendment and Restatement Effective Date to be less than 2.5 to 1.0.

         SECTION 6.07. Investments in TVFN. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, make any loans or advances to, or make any other investment in TVFN during the term of the Facility in excess of $90,000,000.


                                  ARTICLE VII
                               Events of Default

         If any of the following events ("Events of Default") shall occur:

         (a) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect when so made or deemed made;

         (b) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

         (c) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (b) above) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

         (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), (b) or (e), Section
     5.03 (with respect to the Borrower's existence) or in Article VI;

         (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(c) or (d), and such failure shall continue unremedied for a period of five Business Days;

         (f) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (b), (c), (d) or (e) above) and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

         (g) the Borrower or any Subsidiary shall fail to make any payment of principal, regardless of amount, in respect of any Material Indebtedness, when and as the same shall become due and payable;

         (h) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity;

         (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of the property or assets of the Borrower or a Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of the property or assets of the Borrower or any Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (j) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of the property or assets of the Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
     (vi) take any action for the purpose of effecting any of the foregoing;

         (k) one or more judgments for the payment of money in an amount in excess of $20,000,000 individually or $35,000,000 (in each case net of insurance coverage) in the aggregate shall be rendered against the Borrower, any Subsidiary or any combination thereof (it being understood that the outstanding adverse declaratory judgment in the Cable L.P. I, Inc. litigation disclosed in The Providence Journal Company's SEC filings shall not constitute an Event of Default and that any amount payable in respect thereof shall not be included in the individual or aggregate limit) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any property or assets of the Borrower or any Subsidiary to enforce any such judgment;

         (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

         (m) any main transmitter license, permit or authorization issued to the Borrower or any Subsidiary by the FCC shall be forfeited, revoked or not renewed, or any proceeding with respect to any such forfeiture or revocation shall be instituted by the FCC, where such forfeiture, revocation or non-renewal or such proceeding, as the case may be, shall be reasonably likely to result in a Material Adverse Effect;

         (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) above), and at any time thereafter during the continuance of such event, the Administrative

Agent, at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other liabilities of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in any event with respect to the Borrower described in clause
(i) or (j) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other liabilities of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                                   The Agents

         Each of the Lenders hereby irrevocably appoints the Agents as its agents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing
(a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, and (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers permitted hereunder unless requested to do so in writing by the Required Lenders. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or wilful misconduct. In addition, the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

         The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each of the Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         Each of the Agents may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. The Administrative Agent, the CAF Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through Affiliates or its or its Affiliates' employees. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent, to the Affiliates of the Administrative Agent, the CAF Agent and any such sub-agent and to the directors, officers, employees, agents and advisors of the Administrative Agent, the CAF Agent, any such sub-agent and their respective Affiliates.

         Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders, with the consent of the Borrower (which shall not be unreasonably withheld) shall have the right to appoint a successor Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, with the consent of the Borrower (which shall not be unreasonably withheld), on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in The City of New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share at the time reimbursement is sought (based on its Commitment hereunder or, if the Commitments shall have expired or terminated, based on its portion of the total Revolving Credit Exposures and outstanding Competitive Loans) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each of the Agents and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent the same shall not have been reimbursed by the Borrower, provided that no Lender shall be liable to any Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                 Miscellaneous

         SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a) if to the Borrower, to it at 400 South Record Street, Dallas, TX 75202, Attention of the Chief Financial Officer (Telecopy No. 214-977-8209) with a copy to the General Counsel;

         (b) if to the Administrative Agent or the CAF Agent, to it at Loan and Agency Service Group, at One Chase Manhattan Plaza, 8th Floor, New York, New York 10005, Attention of Chris Consomer (Telecopy No. 212-552-5658);

         (c) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, except that notices and communications to the Agents pursuant to Article II shall be deemed to have been given only when received by the Agents.

         SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the CAF Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the CAF Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all the Lenders), without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, or (iv) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required in order to waive, amend or modify any rights hereunder or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, hereunder without the prior written consent of the Administrative Agent.

         SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower agrees to pay (i) all reasonable out-of-pocket expenses incurred by any Agent and its Affiliates, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Agents or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Agents or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement.

         (b) The Borrower agrees to indemnify each of the Agents and each Lender, each Affiliate of any of them and each of the respective directors, officers, employees, agents and advisors of the foregoing (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or
(iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee (BUT SHALL BE AVAILABLE TO THE EXTENT THEY ARE DETERMINED TO HAVE RESULTED FROM, IN WHOLE OR IN PART, THE SIMPLE NEGLIGENCE OF SUCH INDEMNITEE).

         (c) To the extent permitted by applicable law, the Borrower agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

         (d) All amounts due under this Section shall be payable no later than 10 days after written demand therefor.

         SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower (and, except in the case of an assignment limited to rights in respect of an outstanding Competitive Loan, the Administrative Agent) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $20,000,000, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause shall not apply to rights in respect of outstanding Competitive Loans, (iv) the Lenders party to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03).

         (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and any written consent to such assignment required by paragraph (b) above, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (d).

         (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities ("Participants") in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. In connection with any sale of a participation pursuant to this paragraph, the selling Lender shall obtain from the Participant an undertaking to be bound by the provisions of
Section 9.12. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with paragraph (b) above shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with this paragraph.

         (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.15(e) as though it were a Lender.

         (g) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto.

         SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by the Lenders or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15, 9.03 and 9.12 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of the Commitments, this Agreement or any provision hereof.

         SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Agents and when the Agents shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.
The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the CAF Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

         (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 9.12. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such

Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business including any potential acquisition or proposed business transaction, other than any such information that is available to the Agents or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof (other than information obtained by any Lender in the course of examining the books or records of the Borrower or any Subsidiary as permitted by Section 5.06) such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                     A. H. BELO CORPORATION,

                                       by
                                           /s/ Brenda C. Maddox
                                         ---------------------------------
                                         Name:        Brenda C. Maddox
                                         Title:       Vice President/Treasurer

                                     THE CHASE MANHATTAN BANK, as
                                     Administrative Agent and as CAF Agent,

                                       by
                                           /s/ Deborah Davey
                                         ---------------------------------
                                         Name:        Deborah Davey
                                         Title:       Vice President


                                     BANK OF AMERICA NT & SA,

                                       by
                                           /s/ Matthew Koenig
                                         ---------------------------------
                                         Name:        Matthew Koenig
                                         Title:       Vice President


                                     BANK OF TOKYO-MITSUBISHI, LTD.,

                                       by
                                           /s/ John M. Mearns
                                         ---------------------------------
                                         Name:        John M. Mearns
                                         Title:       Vice President and Manager


                                     NATIONSBANK OF TEXAS, N.A.,

                                       by
                                           /s/ Todd Shipley
                                         ---------------------------------
                                         Name:        Todd Shipley
                                         Title:       Senior Vice President


                                     TEXAS COMMERCE BANK NATIONAL ASSOCIATION,

                                       by
                                           /s/ Allen King
                                         ---------------------------------
                                         Name:        Allen King
                                         Title:       Vice President


                                     MORGAN GUARANTY TRUST COMPANY,

                                       by
                                           /s/ George J. Stapleton
                                         ---------------------------------
                                         Name:        George J. Stapleton
                                         Title:       Vice President

                                     SOCIETE GENERALE,

                                       by
                                           /s/ Richard M. Lewis
                                         ---------------------------------
                                         Name:        Richard M. Lewis
                                         Title:       Vice President


                                     BANKBOSTON, N.A.,

                                       by
                                           /s/ J. M. MacKeen
                                         ---------------------------------
                                         Name:        J. M. MacKeen
                                         Title:       Assistant Vice
                                                        President


                                     FLEET BANK,

                                       by
                                           /s/ Vincent J. Rivers
                                         ---------------------------------
                                         Name:        Vincent J. Rivers
                                         Title:       Assistant Vice
                                                        President


                                     THE FUJI BANK, LIMITED,

                                       by
                                           /s/ Philip C. Lauinger III
                                         ---------------------------------
                                         Name:        Philip C Lauinger III
                                         Title:       Vice President and
                                                        Manager


                                     BANQUE NATIONALE DE PARIS, HOUSTON AGENCY,

                                       by
                                           /s/ Henry F. Setina
                                         ---------------------------------
                                         Name:        Henry F. Setina
                                         Title:       Vice President


                                     MELLON BANK, N.A.,

                                       by
                                           /s/ Lisa M. Pellow
                                         ---------------------------------
                                         Name:        Lisa M. Pellow
                                         Title:       Vice President


                                     THE SAKURA BANK LIMITED, NEW YORK BRANCH,

                                       by
                                           /s/ Yoshihisa Odaka
                                         ---------------------------------
                                         Name:        Yoshihisa Odaka
                                         Title:       Joint General Manager

                                     THE TOYO TRUST & BANKING CO.LTD.,

                                       by
                                           /s/ T. Mikumo
                                         ---------------------------------
                                         Name:        T. Mikumo
                                         Title:       Vice President


                                     THE SANWA BANK LIMITED, DALLAS AGENCY,

                                       by
                                           /s/ Eric Reimer
                                         ---------------------------------
                                         Name:        Eric Reimer
                                         Title:       Assistant Vice
                                                        President


                                     WACHOVIA BANK OF GEORGIA, N.A.,

                                       by
                                           /s/ Michael G. Fuqua
                                         ---------------------------------
                                         Name:        Michael G. Fuqua
                                         Title:       Vice President


                                     WELLS FARGO BANK (TEXAS), N.A.,

                                       by
                                           /s/ Ken Taylor
                                         ---------------------------------
                                         Name:        Ken Taylor
                                         Title:       Assistant Vice
                                                        President


                                     THE DAI-ICHI KANGYO BANK, LTD.,

                                       by
                                           /s/ Seiji Imai
                                         ---------------------------------
                                         Name:        Seiji Imai
                                         Title:       Vice President


                                     FIRST HAWAIIAN BANK,

                                       by
                                           /s/ Bruce E. Helberg
                                         ---------------------------------
                                         Name:        Bruce E. Helberg
                                         Title:       Assistant Vice
                                                        President


                                     MICHIGAN NATIONAL BANK,

                                       by
                                           /s/ Stephanie Lubin
                                         ---------------------------------
                                         Name:        Stephanie Lubin
                                         Title:       Relationship Manager


                                     THE NORTHERN TRUST COMPANY,

                                       by
                                           /s/ John E. Burda
                                         ---------------------------------
                                         Name:        John E. Burda
                                         Title:       Second Vice President

                                     CRESTAR BANK,

                                       by
                                           /s/ Thomas C. Palmer
                                         ---------------------------------
                                         Name:        Thomas C. Palmer
                                         Title:       Vice President

                                     HIBERNIA NATIONAL BANK,

                                       by
                                           /s/ Troy J. Villafarra
                                         ---------------------------------
                                         Name:        Troy J. Villafarra
                                         Title:       Vice President


                                     SUNTRUST BANK, CENTRAL FLORIDA, N.A.,

                                       by
                                           /s/ Janet P. Sammmons
                                         ---------------------------------
                                         Name:        Janet P. Sammons
                                         Title:       Vice President


                                     WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                     NEW YORK BRANCH,

                                       by
                                           /s/ Kheil McIntyre
                                         ---------------------------------
                                         Name:        Kheil McIntyre
                                         Title:       Vice President


                                       by
                                           /s/ Karen E. Hoplock
                                         ---------------------------------
                                         Name:        Karen E. Hoplock
                                         Title:       Vice President


                                     FIRST UNION NATIONAL BANK OF NORTH
                                     CAROLINA,

                                       by
                                           /s/ Thomas M. Cambern
                                         ---------------------------------
                                         Name:        Thomas M. Cambern
                                         Title:       Vice President


                                     CREDIT AGRICOLE,

                                       by
                                           /s/ Craig Welch
                                         ---------------------------------
                                         Name:        Craig Welch
                                         Title:       First Vice President


                                     U.S. BANK OF WASHINGTON, N.A.,

                                       by
                                           /s/ Thomas G. Gunder
                                         ---------------------------------
                                         Name:        Thomas G. Gunder
                                         Title:       Vice President

                                                                       EXHIBIT A

                                   [Form of]

                           ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Amended and Restated Credit Agreement dated as of August 29, 1997 (the "Credit Agreement"), among A. H. Belo Corporation, a Delaware corporation (the "Borrower"), the lenders listed on Schedule 2.01 thereto (the "Lenders"), The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and as Competitive Advance Facility Agent (the "CAF Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

         1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(c) of the Credit Agreement), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the amounts and percentages set forth below of (i) the Commitment of the Assignor on the Effective Date and (ii) the Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(b) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in
Section 2.15(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent and (iii) a processing and recordation fee of $3,500.

         3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):

===========================================================================================================
                                                                    Percentage Assigned of
                                                                    Applicable Facility/Commitment
                                                                    (set forth, to at least 8
                                                                    decimals, as a percentage of
                               (Principal Amount Assigned and       the Facility and the aggregate
                               Identifying Information as to        Commitments of all Lenders
  Facility/Commitment          individual Competitive Loans         thereunder)
-----------------------------------------------------------------------------------------------------------
  Revolving Credit             $                                            %
-----------------------------------------------------------------------------------------------------------
  Competitive Loans            $                                            %
===========================================================================================================


The terms set forth above are
hereby agreed to:                       Accepted */

___________________, as Assignor           THE CHASE MANHATTAN BANK,
                                        as Administrative Agent

by:                                        by:
   ------------------------------             -------------------------------
   Name:                                      Name:
   Title:                                     Title:


___________________, as Assignee


by:
   ------------------------------
   Name:
   Title:

                                                                     EXHIBIT B-1



                                [Letterhead of]

                             A. H. BELO CORPORATION

                                                                 August 29, 1997




The Chase Manhattan Bank
as Administrative Agent
270 Park Avenue
New York, NY 10017

Chase Securities Inc.,
as Arranger
270 Park Avenue
New York, NY 10017

The Lenders from time to time party to the Credit
Agreement referred to below (all of
the Addressees, collectively, the
"Creditors")

Dear Ladies and Gentlemen:

         I have acted as General Counsel to A. H. Belo Corporation, a Delaware corporation (the "Borrower"), in connection with the execution and delivery today of, and the consummation of the transactions contemplated by, the Amended and Restated Credit Agreement dated as of August 29, 1997, (the "Credit Agreement"), among the Borrower, the financial institutions party thereto as lenders (the "Lenders"), The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent"), and as Competitive Advance Facility Agent (the "CAF Agent"), Bank of America National Trust and Savings Association and Bank of Tokyo-Mitsubishi, Ltd., as Co-Syndication Agents, and NationsBank of Texas, N.A., as Documentation Agent and any promissory notes ("Notes") delivered in connection with the Credit Agreement. This opinion is delivered pursuant to
Section 4.01(b)of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to our satisfaction, of the Credit Agreement and such other records, agreements, instruments and other documents, and have made such other investigations, as I have deemed necessary for the purpose of this opinion.

         Based upon the foregoing, it is my opinion that:

         1. The Borrower and each Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business and is in good standing in each jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) in the case of the Borrower, has the corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and to borrow thereunder.

         2. The execution, delivery and performance of the Credit Agreement by the Borrower and the borrowings thereunder (a) have been duly authorized by all requisite corporate and, if necessary, stockholder action of the Borrower and each Subsidiary and (b) will not (i) violate (A) any provision of the certificate of incorporation or by laws of the Borrower or any Subsidiary, (B) to my knowledge after reasonable inquiry any law, statute, rule or regulation or any order of any Governmental Authority applicable to the Borrower or any Subsidiary or their properties or (C) any provision of any indenture or other material agreement or other material instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (along or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creating or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary.

         3. If, contrary to the intent of the parties, the Credit Agreement were held to be governed by the laws of the State of Texas, the Credit Agreement would nevertheless constitute a valid and binding agreement of the Borrower, enforceable in accordance with its terms, except (a) enforcement of the indemnification and exculpatory provisions of the Credit Agreement may be limited by applicable securities laws and other laws and public policies, (b) enforcement of the Credit Agreement may be limited by Debtor Relief Laws and is subject to equitable principles, and (c) certain provisions of the Credit Agreement may be limited by, modified or unenforceable under applicable state and federal laws, regulations, rulings and decisions in addition to those referenced herein, if any; however, such limitation, modification or unenforceability should not in my opinion materially diminish or substantially interfere with the practical realization of benefits intended to be afforded by the Credit Agreement except for the economic consequences of any procedural delay which may result therefrom.

         4. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance of the Loan Documents by the Borrower party thereto or the consummation of the Transactions, other than routine filings with the SEC and FCC or required of public companies and FCC licensees and such authorizations and approvals as have already been obtained and are in full force and effect.

         5. There are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to our knowledge, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve the Credit Agreement or the transactions contemplated thereby or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         6. All shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth on Schedule 6.01 to the Credit Agreement, are owned by the Borrower, directly or indirectly, free and clear of all Liens. No authorized but unissued or treasury shares of capital stock of any Subsidiary are subject to any option, warrant, right to call or commitment of any kind. Other than the ongoing stock repurchase program of the Borrower, neither the Borrower nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any securities convertible into or for shares of its capital stock. Neither the Borrower nor any Subsidiary is a party to any agreement restricting the transfer or voting of any shares of any capital stock of any Subsidiary.

         7. Neither the Borrower nor any of the Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

         8. Neither the Borrower nor any of the Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

         9. The making of the Loans to the Borrower and the application of the proceeds thereof by the Borrower pursuant to the terms of the Credit Agreement will not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         I am admitted to practice in the State of Texas. I express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the State of Texas, the General Corporation Law of the State of Delaware and the Federal Laws of the United States.

         This opinion may be relied upon by each of you, by any successors and assigns of the Administrative Agent, and any participant, assignee or successor to the interests of the Lenders under the Credit Agreement.



                                        Very truly yours,

                                                                     EXHIBIT B-2

                                       [Letterhead of]

                                  LOCKE PURNELL RAIN HARRELL

                                                                 August 29, 1997




The Chase Manhattan Bank,
as Administrative Agent
270 Park Avenue
New York, NY 10017

Chase Securities Inc.,
as Arranger
270 Park Avenue
New York, NY 10017

The Lenders from time to time party to the Credit
Agreement referred to below (all of
the Addressees, collectively, the
"Creditors")

Dear Ladies and Gentlemen:

         This opinion is being delivered to you pursuant to Section 4.01(b) of that certain $1,000,000,000 Amended and Restated Credit Agreement dated as of August 29, 1997 (the "Credit Agreement") among A. H. Belo Corporation, a Delaware corporation ("Borrower"), the financial institutions who are parties thereto as Lenders, The Chase Manhattan Bank ("Chase"), as Administrative Agent and as Competitive Advance Facility Agent, Bank of America National Trust and Savings Association and Bank of Tokyo-Mitsubishi, Ltd., as Co-Syndication Agents, and NationsBank of Texas, N.A. ("NationsBank"), as Documentation Agent. Terms which are defined in the Credit Agreement and which are used but not defined herein shall have the meanings given them in the Credit Agreement. We have acted as counsel for Borrower in connection with the transactions provided for in the Credit Agreement. Please be advised that we are engaged by Borrower and/or its Subsidiaries from time to time to assist with selected matters and do not serve as general counsel to any of such entities. Also, please be advised that we are engaged by Chase, NationsBank and certain other Lenders (or affiliates of Chase and such other Lenders) from time to time to assist in selected matters unrelated to the Credit Agreement.

         For purposes of this opinion, we have examined originals or copies of the Credit Agreement and the promissory notes evidencing the Loans (referred to herein individually as a "Principal Loan Document" and collectively as the "Principal Loan Documents") and such corporate records of Borrower and such other documents and matters of law which we have considered necessary for such purposes. In connection with our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. As to matters of fact material to this opinion, we have relied, without any independent investigation or verification upon the accuracy of the representations, warranties and other statements of fact made in or pursuant to the Principal Loan Documents.

         In rendering the opinions expressed below, we have assumed the accuracy and validity of the opinions of Borrower's General Counsel expressed to you by letter of even date herewith, and to the extent relevant to our opinions, have relied upon such opinions without independent investigation or verification. Furthermore, we have assumed, with respect to the Credit Agreement, that:

         (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents (other than Borrower);

         (ii) all signatories to such documents (other than on behalf of Borrower) have been duly authorized;

         (iii) all of the parties to such documents (other than Borrower) are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents; and

         (iv) no course of dealing, custom or practice between Borrower and any Agent or Lender shall supersede any provision thereof.

         The opinions expressed herein are limited to the laws of the State of Texas and federal laws of the United States except that we express no opinion with respect to, and have not taken into account the effect of, (i) the Communications Act of 1934, as amended, the Telecommunications Act of 1996, as amended, or the rules, regulations and policies of the FCC or (ii) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors or the obligations of debtors generally ("Debtor Relief Laws"). We call your attention to the fact that each Principal Loan Document (to the extent provided therein) provides that it is to be governed by and construed in accordance with the laws of the State of New York, as to which we have made no independent examination and express no opinion. With your permission we have assumed that the laws of the State of New York relevant to the matters addressed in our opinion are identical to the laws of the State of Texas.

         Based upon the foregoing, having due regard for the legal considerations we deem relevant and subject to the qualifications, assumptions and exceptions herein set forth, we are of the opinion that the Principal Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, except (a) enforcement of the indemnification and exculpatory provisions of the Principal Loan Documents may be limited by applicable securities laws and other laws and public policies, (b) enforcement of the Principal Loan Documents may be limited by Debtor Relief Laws and is subject to equitable principles, and (c) certain provisions of the Principal Loan Documents may be limited, modified or unenforceable under applicable state and federal laws, regulations, rulings and decisions in addition to those referenced herein, if any; however, such limitation, modification or unenforceability should not in our opinion materially diminish or substantially interfere with the practical realization of benefits intended to be afforded by the Principal Loan Documents except for the economic consequences of any procedural delay which may result therefrom.

         In rendering the opinions expressed herein, we have assumed that (a) every provision of the Principal Loan Documents limiting the rate and amount of interest charged thereunder to the maximum amount permitted by applicable law has been and will continue to be complied with and that each and every usury savings clause contained in the Principal Loan Documents has been and will continue to be complied with; (b) no other fees, sums, or benefits, whether direct or indirect, have been charged, paid, or received or are, or may be payable to or chargeable or receivable by any Agent or Lender except as expressly mentioned in the Principal Loan Documents, the Commitment Letter and the fee letter referred to therein; (c) any fees or charges which have been or may be paid to any Agent or any Lender or to any other party are, or will be, for services actually rendered, and that such fees and charges will not exceed just and reasonable compensation for such services rendered; and (d) any fees paid or to be paid by the Borrower to any Agent or any Lender and denominated "commitment fees" or the like are in fact commitment fees and not sums paid for the use, forbearance or detention of money.

         The opinions herein expressed are solely for your benefit in connection with the transactions contemplated by the Credit Agreement, and no one else is entitled to rely hereon (other than permitted successors and assigns) without our written consent. No person is entitled to rely hereon to the extent such person or its counsel shall have any knowledge why any opinion expressed herein is not accurate in any material respect. We hereby disclaim any obligation to advise you of any changes in fact or law which might affect the opinions expressed herein.

                                        Sincerely,

                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)

                                        By:
                                            ------------------------------------

                                                                     EXHIBIT B-3

                  [Form of Opinion of Wiley, Rein & Fielding-
                           FCC Counsel for Borrower]


                                                                 August 29, 1997


The Chase Manhattan Bank
  as Administrative Agent
270 Park Avenue
New York, NY, 10017

Chase Securities, Inc.
  as Arranger
270 Park Avenue
New York, NY 10017

The Lenders from time to time party to the Credit Agreement referred to below
(all of the Addressees, collectively, the "Creditors")

Dear Ladies and Gentlemen:

         We have acted as special communications counsel to A. H. Belo Corporation, a Delaware Corporation (the "Borrower"), in connection with the execution and delivery today of, and the consummation of the transactions contemplated by, the Amended and Restated Credit Agreement dated as of August 29, 1997, (the "Credit Agreement"), among the Borrower, the financial institutions party thereto as lenders (the "Lenders") and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent"). This opinion is delivered pursuant to Section 4.01(b) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         In rendering this opinion, we have examined the Credit Agreement and such other documents and instruments and such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. Additionally, we have relied upon the representations made by the Borrower in the Credit Agreement, upon the statements of officers and representatives of the Borrower, and upon records relating to the Borrower and the television broadcast stations owned and operated by the Borrower and its several Subsidiaries (the "Stations") that are routinely available for public inspection at the Federal Communications Commission ("FCC"). We have assumed the genuineness of all signatures on all original documents, the conformity to original documents of all copies submitted to us, and the full authorization, execution, and delivery of all documents by parties responsible therefor. We also have assumed that the documents and instruments described or referred to herein fully express the agreements of any party thereto. Finally, we have assumed the completeness of the public files relating to the Borrower, its Subsidiaries, and the Stations maintained by the FCC and the accuracy and authenticity of all documents contained therein.

         Whenever our opinion herein with respect to the existence (or absence) of facts is qualified by the phrase "to the best of our knowledge," it is intended to indicate that, during the course of our representation of the Borrower, no information has come to our attention which would give us actual knowledge of the existence (or absence) of such facts. We have undertaken no on site inspection whatsoever of any of the Stations and, except as otherwise specifically stated herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence (or absence) of such facts should be drawn from the fact of our representation of the Borrower.

         We are admitted to practice law in the District of Columbia. We address herein only matters within the jurisdiction of the FCC under the Communications Act of 1934, as amended, and the rules, regulations and published orders of the FCC (Collectively, the "Communications Laws") applicable to the Stations. We express no opinion as to matters arising under or involving any other laws.

         Based upon the subject to the foregoing, it is our opinion that:

         1. The Borrower or its Subsidiaries are the respective holders of the licenses, permits, and authorizations issued by the FCC listed in Attachment A hereto (the "FCC Licenses"). The FCC Licenses are in full force and effect for the terms specified in Attachment A and, where applicable, timely renewal applications have been filed with the FCC with respect to such FCC Licenses. The FCC Licenses are not subject to any condition, restriction or limitation materially adverse to the Borrower or the Stations except for conditions, restrictions or limitations that appear on the faces of the FCC Licenses or that are set forth in the rules, regulations or policies of the FCC that are applicable generally to stations of the types, nature, classes, or locations of the Stations.

         2. To the best of our knowledge, no judgment, decree, order or notice has been issued by the FCC which permits, or after notice or lapse of time or both, would permit, revocation, nonrenewal, or termination of any of the FCC Licenses prior to the respective expiration dates thereof, or which results or would result in any other material impairment of any rights thereunder.

         3. Neither the execution and delivery by the Borrower of the Credit Agreement nor the fulfillment of or compliance with any of the provisions thereof will (a) result in a violation of the Communications Laws, or (b) require any authorization, consent, approval, exemption or other action by, or any notice or filing with, the FCC pursuant to the Communications Laws (other than routine filings after the date of this opinion with the FCC under Section 73.3613(b)(5) of the FCC's Rules and Regulations).

         4. Other than as set forth in Attachment A and except as to any other matters relating to the television broadcast industry in general, to the best of our knowledge, no proceeding, claim, lawsuit, investigation or other action is (a) currently pending before the FCC or (b) threatened in writing and received by any Station operated by the Borrower or any Subsidiary and not currently before the FCC, which has a substantial likelihood of resulting in a Material Adverse Effect.

         This opinion is being furnished to you subject to the qualifications and limitations expressed herein, and has been prepared solely for your information in connection with the transactions contemplated under the Credit Agreement. This opinion may not be quoted in whole or in part or otherwise referred to, or furnished to any governmental agency or other entity or person, without our written consent. It may not be used or replied upon by any other person or entity without our written consent, and may be relied upon by you only with respect to the specific matters which are the subject hereof. The opinions expressed herein are as of the date hereof, and we specifically disclaim any obligation to advise you of any changes in the matters addressed in the foregoing opinion occurring after such date.


                                        Very truly yours,



                                        WILEY, REIN & FIELDING

                                                                   Schedule 2.01



====================================================================================================
  NAME                              ADDRESS                                       COMMITMENT
----------------------------------------------------------------------------------------------------
  Texas Commerce Bank National      2200 Ross Avenue, 3rd Floor                   $96,000,000
  Association                       Dallas, TX 75201

                                    Attn:  Kevin Kelty
----------------------------------------------------------------------------------------------------
  Bank of America NT & SA           555 South Flower Street                       $93,000,000
                                    Los Angeles, CA 90071

                                    Attn:  Robert Lagace
----------------------------------------------------------------------------------------------------
  Bank of Tokyo-Mitsubishi,         2001 Ross Avenue, LB118                       $93,000,000
  Ltd.                              Dallas, TX 75201

                                    Attn: John Mearns
----------------------------------------------------------------------------------------------------
  NationsBank of Texas, N.A.        901 Main Street, 67th Floor                   $93,000,000
                                    Dallas, TX 75202

                                    Attn:  Todd Shipley
----------------------------------------------------------------------------------------------------
  Fleet Bank                        One Federal Street MS/OF/DO3D                 $65,000,000
                                    Boston, MA 02110

                                    Attn:  Ms. Paula Lang
----------------------------------------------------------------------------------------------------
  Morgan Guaranty Trust Company     60 Wall Street                                $65,000,000
                                    New York, NY 10260

                                    Attn:  Adam Silver
----------------------------------------------------------------------------------------------------
  The Fuji Bank, Limited            1221 McKinney Street                          $30,000,000
                                    Suite 4100
                                    Houston, TX 77010

                                    Attn:  Philip Lauinger
----------------------------------------------------------------------------------------------------
  Banque Nationale de Paris         717 North Harwood Street                      $30,000,000
                                    Suite 2630
                                    Dallas, TX 75201

                                    Attn:  Henry Setina
----------------------------------------------------------------------------------------------------
  BankBoston, N.A.                  100 Federal Street                            $30,000,000
                                    Boston, MA 02110

                                    Attn:  Sherry Hawkins
----------------------------------------------------------------------------------------------------
  First Union Bank of North         First Union Capital Markets Group             $30,000,000
  Carolina                          Charlotte, NC 28288-0735

                                    Attn:  Adrienne Musgnug
----------------------------------------------------------------------------------------------------
  Mellon Bank, N.A.                 Three Mellon Bank Center                      $30,000,00
                                    Room 4440
                                    Pittsburgh, PA 15258-0001

                                    Attn:  Lisa Pellow
----------------------------------------------------------------------------------------------------

====================================================================================================
  NAME                              ADDRESS                                       COMMITMENT
----------------------------------------------------------------------------------------------------

  Suntrust Banks Inc.               200 South Orange Avenue,Tower 4               $30,000,000
                                    Orlando, FL 32801

                                    Attn:  Kim Evans
----------------------------------------------------------------------------------------------------
  The Sanwa Bank Limited,           4100W Texas Commerce Tower                    $30,000,000
  Dallas Agency                     2200 Ross Avenue
                                    Dallas, TX 75201

                                    Attn:  Eric Reimer
----------------------------------------------------------------------------------------------------
  Credit Agricole                   600 Travis Street, Suite 2340                 $25,000,000
                                    Houston, TX 77002

                                    Attn:  Ken Coulter
----------------------------------------------------------------------------------------------------
  Dai-Ichi Kangyo                   1100 Louisiana, Suite 4940                    $25,000,000
                                    Houston, TX 77002

                                    Attn:  Kelton Glasscock
----------------------------------------------------------------------------------------------------
  Hibernia National Bank            313 Carondelet Street                         $25,000,000
                                    New Orleans, LA 70130

                                    Attn:  Troy Villafarra
----------------------------------------------------------------------------------------------------
  Wachovia Bank of Georgia,         191 Peachtree Street, NE                      $25,000,000
  N.A.                              Atlanta, GA 30303

                                    Attn:  Michael Fugua
----------------------------------------------------------------------------------------------------
  Wells Fargo Bank (Texas),         1445 Ross Avenue, 3rd Floor                   $25,000,000
  N.A.                              Dallas, TX 75202

                                    Attn:  Ken Taylor
----------------------------------------------------------------------------------------------------
  Westdeutsche Landesbank           1211 Avenue of the Americas                   $25,000,000
                                    New York, NY 10036

                                    Attn:  Richard Newman
----------------------------------------------------------------------------------------------------
  Societe Generale                  2001 Ross Avenue, Suite 4800                  $20,000,000
                                    Dallas, TX 75201

                                    Attn:  Chris Speltz
----------------------------------------------------------------------------------------------------
  The Toyo Trust & Banking Co.      666 Fifth Avenue, 33rd Floor                  $20,000,000
                                    New York, NY 10103-3395

                                    Attn:  Sharon Bonelli
----------------------------------------------------------------------------------------------------
  The Northern Trust Company        50 South Lasalle Street                       $20,000,000
                                    Chicago, IL 60675

                                    Attn:  Martin Alston
----------------------------------------------------------------------------------------------------
  Crestar Bank                      919 East Main Street, HDQ 1022                $15,000,000
                                    Richmond, VA 23261-6665

                                    Attn:  Thomas Palmer
----------------------------------------------------------------------------------------------------

====================================================================================================
  NAME                              ADDRESS                                       COMMITMENT
----------------------------------------------------------------------------------------------------
  The Sakura Bank, Limited,         3940 Interfirst Plaza                         $15,000,000
  Houston Agency                    1100 Louisiana
                                    Houston, TX 77002

                                    Attn:  Terrance Martin
----------------------------------------------------------------------------------------------------
  First Hawaiian Bank               999 Bishop Street                             $15,000,000
                                    Honolulu, HI 96812

                                    Attn:  Bruce Helberg
----------------------------------------------------------------------------------------------------
  Michigan National Bank            27777 Inkster Road 10-36                      $15,000,000
                                    Farmington Hills, MI 48334-9065

                                    Attn:  Stephanie Lubin
----------------------------------------------------------------------------------------------------
  U.S. Bank of Washington, N.A.     1420 Fifth Avenue, WWH276                     $15,000,000
                                    Seattle, WA 98101

                                    Attn:  Wade Black
====================================================================================================

                                                                   Schedule 3.06

                  Litigation, Labor and Environmental Matters

None.

                                                                   Schedule 6.01

                                     Liens

         The liens created in connection with the $6,400,000 City of Arlington Industrial Development Corporation Industrial Development Revenue Bonds (Dallas-Fort Worth Suburban Newspapers Inc. Project) Series 1985.


         The liens created in connection with the $10,000,000 Providence Off-Street Public Parking Corporation Exempt Revenue Bonds (Washington Street Garage Corporation Project-1991 Series), which were in place at the time the Borrower acquired the Providence Journal Company.

                                                                   Schedule 6.05

                               Subordinated Debt

         Subordinated Debt shall mean any debt for borrowed money of the Borrower or its Subsidiaries expressly subordinate to the Indebtedness of the Borrower under the Credit Agreement which satisfies the following criteria or other criteria which may be acceptable to the Required Lenders: (i) such subordinated debt will not amortize or be subject to any scheduled prepayment, redemption or repurchase requirement (other than a repurchase requirement triggered by a change in control or similar event) until after the Maturity Date; (ii) the financial covenants taken as a whole under any such subordinated debt will not be more restrictive of the Borrower than those contained in this Credit Agreement; (iii) the terms of such subordinated debt will not permit payments to subordinated debt holders when an Event of Default has occurred and is continuing under this Credit Agreement; and (iv) the subordinated debt holders' rights will be subordinate to those of the Agents and the Lenders under the Credit Agreement in the event of bankruptcy and/or liquidation of the Borrower.

                    [LOCKE PURNELL RAIN HARRELL LETTERHEAD]





                                August 29, 1997





The Chase Manhattan Bank,
as Administrative Agent
270 Park Avenue
New York, NY  10017

Chase Securities, Inc.,
as Arranger
270 Park Avenue
New York, New York  10017

The Lenders from time to time party to the
  Credit Agreement referred to below (all
of the Addressees, collectively, the "Creditors")

Ladies and Gentlemen:

     The opinion is being delivered to you pursuant to Section 4.01(b) of that certain $1,000,000,000 Amended and Restated Credit Agreement dated as of August 29, 1997 (the "Credit Agreement") among A.H. Belo Corporation, a Delaware corporation ("Borrower"), the financial institutions who are parties thereto as Lenders, The Chase Manhattan Bank ("Chase"), as Administrative Agent and as Competitive Advance Facility Agent, Bank of America National Trust and Savings Association and Bank of Tokyo-Mitsubishi, Ltd., as Co-Syndication Agents and NationsBank of Texas, N.A., ("NationsBank"), as Documentation Agent. Terms which are defined in the Credit Agreement and which are used but not defined herein shall have the meanings given them in the Credit Agreement. We have acted as counsel for Borrower in connection with the transactions provided for in the Credit Agreement. Please be advised that we are engaged by Borrower and/or its Subsidiaries from time to time to assist with selected matters and do not serve as general counsel to any of such entities. Also please be advised that we are engaged by Chase, NationsBank and certain other Lenders (or affiliates of Chase, NationsBank and such other Lenders) from time to time to assist with selected matters unrelated to the Credit Agreement.

August 29, 1997
Page 2


     For purposes of this opinion, we have examined originals or copies of the Credit Agreement and any promissory notes evidencing the Loans (referred to herein individually as a "Principal Loan Document" and collectively as the "Principal Loan Documents") and such corporate records of Borrower and such other documents and matters of law which we have considered necessary for such purposes. In connection with our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. As to matters of fact material to this opinion, we have relied, without any independent investigation or verification, upon the accuracy of the representations, warranties and other statements of fact made in or pursuant to the Principal Loan Documents.

     In rendering the opinions expressed below, we have assumed the accuracy and validity of the opinions of Borrower's General Counsel expressed to you by letter of even date herewith, and to the extent relevant to our opinions, have relied upon such opinions without independent investigation or verification. Furthermore, we have assumed, with respect to the Principal Loan documents, that:

     (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents (other than Borrower);

     (ii) all signatories to such documents (other than on behalf of Borrower) have been duly authorized;

     (iii) all of the partes to such documents (other than Borrower) are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents; and

     (iv) no course of dealing, custom or practice between Borrower and any Agent or Lender shall supersede any provision thereof.

     The opinions expressed herein are limited to the laws of the State of Texas and federal laws of the United States except that we express no opinion with respect to, and have not taken into account the effect of, (i) the Communications Act of 1934, as amended, the Telecommunications Act of 1996, as amended, and the rules, regulations and policies of the FCC or (ii) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors or the obligations of debtors generally ("Debtor Relief Laws"). We call your attention to the fact that each Principal Loan Document (to the extent provided therein) provides that it is to be governed by and

August 29, 1997
Page 3



construed in accordance with the laws of the State of New York, as to which we have made no independent examination and express no opinion. With your permission we have assumed, that the laws of the State of New York relevant to the matters addressed in our opinion are identical to the laws of the State of Texas.

     Based upon the foregoing, having due regard for the legal considerations we deem relevant and subject to the qualifications, assumptions and exceptions herein set forth, we are of the opinion that the Principal Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower and are enforceable against Borrower in accordance with their terms, except (a) enforcement of the indemnification and exculpatory provisions of the Principal Loan Documents may be limited by applicable securities laws and other laws and public policies, (b) enforcement of the Principal Loan Documents may be limited by Debtor Relief Laws and is subject to equitable principles, and (c) certain provisions of the Principal Loan Documents may be limited, modified or unenforceable under applicable state and federal laws, regulations, rulings and decisions in addition to those referenced herein, if any; however, such limitation, modification or unenforceability should not in our opinion materially diminish or substantially interfere with the practical realization of benefits intended to be afforded by the Principal Loan Documents except for the economic consequences of any procedural delay which may result therefrom.

     In rendering the opinions expressed herein, we have assumed that (a) every provision of the Principal Loan Documents limiting the rate and amount of interest charged thereunder to the maximum amount permitted by applicable law has been and will continue to be complied with and that each and every usury savings clause contained in the Principal Loan Documents has been and will continue to be complied with; (b) no other fees, sums, or benefits, whether direct or indirect, have been charged, paid, or received or are, or may be payable to or chargeable or receivable by any Agent or Lender except as expressly mentioned in the Principal Loan Documents, the Commitment Letter and the fee letter referred to therein; (c) any fee or charges which have been or may be paid to any Agent or any Lender or to any other party are, or will be, for services actually rendered, and that such fees and charges will not exceed just and reasonable compensation for such services rendered; and (d) any fees paid or to be paid by the Borrower to any Agent or any Lender and denominated "commitment fees" or the like are in fact commitment fees and not sums paid for the use, forbearance or detention of money.

     The opinions herein expressed are solely for your benefit in connection with the transaction contemplated by the Credit Agreement and no one else is entitled to rely hereon without our written consent. No person is entitled to rely hereon (other than permitted successors and assigns) to the extent such person or its counsel shall have any knowledge why any opinion

August 29, 1997
Page 4



expressed herein is not accurate in any material respect. We hereby disclaim any obligation to advise you of any changes in fact or law which might affect the opinions expressed herein.

                                        Sincerely,


                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)



                                        By:  /s/ GUY KERR
                                           --------------------------
                                           Guy Kerr

                       [WILEY, REIN & FIELDING LETTERHEAD]





                                August 29, 1997


The Chase Manhattan Bank
  as Administrative Agent
270 Park Avenue
New York, NY  10017

Chase Securities, Inc.
  as Arranger
270 Park Avenue
New York, NY  10017

The Lenders from time to time party to the Credit
  Agreement referred to below
(all of the Addresses, collectively, the "Creditors)

Dear Ladies and Gentlemen:

     We have acted as special communications counsel to A.H. Belo Corporation, a Delaware Corporation (the "Borrower"), in connection with the execution and delivery today of, and the consummation of the transactions contemplated by, the Amended and Restated Credit Agreement dated as of August 29, 1997, (the "Credit Agreement"), among the Borrower, the financial institutions party thereto as lenders (the "Lenders") and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent"). This opinion is delivered pursuant to Section 4.01(b) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     In rendering this opinion, we have examined the Credit Agreement and such other documents and instruments and such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. Additionally, we have relied upon the representations made by the Borrower in the Credit Agreement, upon the statements of officers and representatives of the Borrower, and upon records relating to the Borrower and the television broadcast stations owned and operated by the Borrower and its several Subsidiaries (the "Stations") that are routinely available for public inspection at the Federal Communications Commission ("FCC"). We have assumed the genuineness of all signatures on all original documents, the conformity to original documents of all copies submitted to us, and the full authorization, execution, and delivery of all documents by

August 29, 1997
Page 2


parties responsible therefor. We also have assumed that the documents and instruments described or referred to herein fully express the agreements of any party thereto. Finally, we have assumed the completeness of the public files relating to the Borrower, its Subsidiaries, and the Stations maintained by the FCC and the accuracy and authenticity of all documents contained therein.

     Whenever our opinion, herein with respect to the existence (or absence) of facts is qualified by the phrase "to the best of our knowledge," it is intended to indicate that, during the course of our representation of the Borrower, no information has come to our attention which would give us actual knowledge of the existence (or absence) of such facts. We have undertaken no on-site inspection whatsoever of any of the Stations and, except as otherwise specifically stated herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence (or absence) of such facts should be drawn from the fact of our representation of the Borrower.

     We are admitted to practice law in the District of Columbia. We address herein only matters within the jurisdiction of the FCC under the Communications Act of 1934, as amended, and the rules, regulations and published orders of the FCC (collectively, the "Communications Laws") applicable to the Stations. We express no opinion as to matters arising under or involving any other laws.

     Based upon and subject to the foregoing, it is our opinion that:

     1. The Borrower or its Subsidiaries are the respective holders of the licenses, permits, and authorizations issued by the FCC listed in Attachment A hereto (the "FCC Licenses"). The FCC Licenses are currently in effect with expiration dates as specified in Attachment A and, where applicable, timely renewal applications have been filed with the FCC with respect to such FCC Licenses. To the best of our knowledge, the FCC Licenses are not subject to any FCC-imposed condition, restriction or limitation materially adverse to the Borrower or the Stations except for conditions, restrictions or limitations that appear on the faces of the FCC Licenses or that are set forth in the Communications Laws that are applicable generally to stations of the types, nature, classes, or locations of the Stations.

     2. To the best of our knowledge, no judgment, decree, order or notice has been issued by the FCC which provides for, or after notice or lapse of time or both, would result in, revocation, nonrenewal, or termination of any of the FCC Licenses prior to the respective expiration dates thereof, or which results or would result in any other material impairment of any rights thereunder.

     3. Neither the execution and delivery by the Borrower of the Credit Agreement nor the fulfillment of or compliance with any of the provisions thereof will (a) result in a

August 29, 1997
Page 3


violation of the Communications Laws, or (b) require any authorization, consent, approval, exemption or other action by, or any notice or filing with, the FCC pursuant to the Communications Laws (other than routine filings after the date of this opinion with the FCC under Section 73.3613(b)(5) of the FCC's Rules and Regulations), provided, however, that any action that would result in the assignment or transfer of control of any of the FCC Licenses would require the prior approval of the FCC.

     4. Other than as set forth in Attachment A and except as to any other matters relating to the television broadcast industry in general, to the best of our knowledge, no proceeding, claim, lawsuit, investigation or other action is currently pending or threatened before the FCC which has a substantial likelihood of resulting in a Material Adverse Effect.

     This opinion is being furnished to you subject to the qualifications and limitations expressed herein, and has been prepared solely for your information in connection with the transactions contemplated under the Credit Agreement. This opinion may not be quoted in whole or in part or otherwise referred to, or furnished to any governmental agency or other entity or person, without our written consent. It may not be used or relied upon by any other person or entity without our written consent, and may be relied upon by you only with respect to the specific matters which are the subject hereof. The opinions expressed herein are as of the date hereof, and we specifically disclaim any obligation to advise you of any changes in the matters addressed in the foregoing opinion occurring after such date.

                              Very truly yours,



                              /s/ WILEY, REIN & FIELDING
                              ---------------------------
                              WILEY, REIN & FIELDING

                                                                   ATTACHMENT A

                A.H. BELO CORPORATION; SCHEDULE OF FCC LICENSES

                                August 29, 1997


I.   KHOU-TV, INC.

     A. TELEVISION BROADCAST STATION, KHOU-TV, CHANNEL 11, HOUSTON, TX (EXPIRING 8/1/98)

II.  KOTV, INC.

     A. TELEVISION BROADCAST STATION, KOTV (TV), CHANNEL 6, TULSA, OK (EXPIRING 6/1/98)

III. GREAT WESTERN BROADCASTING CORP.

     A. TELEVISION BROADCAST STATION, KXTV (TV), CHANNEL 10, SACRAMENTO, CA (EXPIRING 12/1/98)

IV.  WFAA-TV, INC.

     A. TELEVISION BROADCAST STATION, WFAA-TV, CHANNEL 8, DALLAS, TX (EXPIRING 8/1/98)

V.   WVEC TELEVISION, INC.

     A. TELEVISION BROADCAST STATION, WVEC-TV, CHANNEL 13, NORFOLK-PORTSMOUTH, VA (EXPIRING 10/1/2004)

VI.   WWL-TV, INC

      A. TELEVISION BROADCAST STATION, WWL-TV, CHANNEL 4, NEW ORLEANS, LA (EXPIRING 6/1/2005)

VII.  KMSB-TV, INC.

      A. TELEVISION BROADCAST STATION, KMSB-TV, CHANNEL 11, TUCSON, AZ (EXPIRING 10/1/98)

      B.   TELEVISION TRANSLATORS/LOW POWER TV STATIONS USED WITH KMSB-TV

           K23CD, Tucson, AZ (expiring 12/1/97)(renewal application to be filed)

VIII. WCNC-TV, INC.

      A. TELEVISION BROADCAST STATION, WCNC-TV, CHANNEL 36, CHARLOTTE, NC (EXPIRING 12/1/2004)

      B.   TELEVISION TRANSLATORS/LOW POWER TV STATIONS USED WITH WCNC-TV

           W24AY, Lilesville/Wadesboro, NC (expiring 12/1/2004)
           W29BC, Biscoe, NC (expiring 12/1/2004)

IX.   BELO KENTUCKY, INC.

      A. TELEVISION BROADCAST STATION, WHAS-TV, CHANNEL 11, LOUISVILLE, KY (EXPIRING 8/1/2005)

X.    KASA-TV, INC.

      A. TELEVISION BROADCAST STATION, KASA-TV, CHANNEL 2, SANTA FE, NM (EXPIRING 10/1/98)

      B.   TELEVISION TRANSLATORS/LOW POWER TV STATIONS USED WITH KASA-TV

           K12OG, Taos, NM (expiring 10/1/98)
           K18CX, Tohatchi, NM (expiring 10/1/98)

          K20FB, Grants, NM (expiring 10/1/98)
          K22EU, Montoya/Newkirk, NM (expiring 10/1/98)
          K25DI, Silver City, MN (expiring 10/1/98; CP for modification expiring 8/25/98)
          K31BX, Carlsbad, NM (expiring 10/1/98; CP for modification expiring
                 8/25/98)
          K31DR, Caballo, NM (expiring 10/1/98)
          K39AH, Durango, CO (expiring 4/1/98)
          K40DI, Raton, NM (expiring 10/1/98)
          K45CU, Shiprock, NM (expiring 10/1/98)
          K48EH, Tucumcari, NM (expiring 10/1/98)
          K55AC, Capitan/Ruidoso, NM (expiring 10/1/98)
          K55DW, Farmington, NM (expiring 10/1/98)
          K56CZ, Roswell, NM (expiring 10/1/98; CP for modification expiring
                 8/25/98)
          K60EH, Deming, NM (expiring 10/1/98)
          K64FB, Portales, NM (expiring 10/1/98; CP for modification expiring
                 8/25/98)
          K39EJ, Espanola, NM (expiring 10/1/98)
          K40ET, Artesia, NM (new) (CP expiring 8/18/97; application for extension filed 8/5/97)

XI.  KING BROADCASTING COMPANY

     A. TELEVISION BROADCAST STATION, KING-TV, CHANNEL 5, SEATTLE, WA (EXPIRING 2/1/99)

     B. TELEVISION BROADCAST STATION, KGW(TV), CHANNEL 8, PORTLAND, OR (EXPIRING 2/1/99)

     C. TELEVISION TRANSLATORS/LOW POWER TV STATIONS USED WITH KGW(TV) (ALL EXPIRING 2/1/99)

          K08KN, Prineville
          K26AY, Corvallis/Albany, OR
          K29AZ, Newport, OR
          K40EG, Tillamook, OR
          K46AK, Prineville/Redmond, OR
          K59EK, The Dalles, OR

          K60BQ, Terrebonne, OR
          K69BR, Grays River/Lebam, WA


     D. TELEVISION BROADCAST STATION, KREM-TV, CHANNEL 2, SPOKANE, WA (EXPIRING 2/1/99)

     E.   TELEVISION TRANSLATORS/LOW POWER TV STATIONS USED WITH KREM-TV

          K31CS, Channel 31, Coeur d'Alene/Post Falls, ID (expiring 2/1/99) K45AC, Channel 45, Wenatchee, WA (expiring 2/1/99)

     F. TELEVISION BROADCAST STATIONS, KTVB(TV), CHANNEL 7, BOISE, ID (EXPIRING 10/1/98)

     G. TELEVISION TRANSLATORS/LOW POWER TV STATIONS USED WITH KTVB(TV) (ALL EXPIRING 10/1/98)

          KTFT-LP, Twin Falls, ID
          K05DC, Cambridge, ID
          K05DD, Glenns Ferry, ID
          K13GO, Cascade, ID
          K13SL, Huntington, OR
          K13SO, McCall & New Meadows, ID

     H. TELEVISION BROADCAST STATION, KHNL(TV), CHANNEL 13, HONOLULU, HI (EXPIRING 2/1/99)

     I.   SATELLITE STATIONS REBROADCASTING SIGNAL OF KHNL(TV)

          KHBC-TV, Channel 2, Hilo, HI (expiring 2/1/99)
          KOGG(TV), Channel 15, Wailuku, HI (expiring 2/1/99)

     J.   TELEVISION TRANSLATORS/LOW POWER TV STATIONS USED WITH KHNL(TV)

          K65BV, Lihue, HI (expiring 2/1/99)

XII.  KMOV-TV, INC.

      A. TELEVISION BROADCAST STATION, KMOV(TV), CHANNEL 4, ST. LOUIS, MO (EXPIRING 2/1/98; APPLICATION FOR RENEWAL TO BE FILED 10/1/97).

XIII. HENDERSON GLEANDER, INC.

      A.   AM BROADCAST STATION, WFKN, 1220 KHZ, FRANKLIN, KY
           (EXPIRING 8/1/2004).

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE


                              --------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY "A. H. BELO CORPORATION" IS DULY INCORPORATED UNDER THE LAWS OF THE

STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE

SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE NINETEENTH DAY OF AUGUST,

A.D. 1997.


     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO

DATE.


     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO

DATE.














                                                 /s/ EDWARD J. FREEL
            [SECRETARY OF STATE LOGO]     --------------------------------------
                                            EDWARD J. FREEL, SECRETARY OF STATE


         2118947 8300                        AUTHENTICATION:  8612803

         971277298                                     DATE:  08/19/97

                           [THE STATE OF TEXAS LOGO]


                               THE STATE OF TEXAS


                               SECRETARY OF STATE


                          IT IS HEREBY CERTIFIED, THAT

                             A. H. BELO CORPORATION
                      CERTIFICATE OF AUTHORITY NO. 72865-06

        A DELAWARE CORPORATION, WAS ISSUED A CERTIFICATE OF AUTHORITY TO

                      DO BUSINESS IN THE STATE OF TEXAS ON

                                 MAY 13, 1987;

   THAT SO FAR AS IS SHOWN BY THE RECORDS OF THIS DEPARTMENT, NO CERTIFICATE

                         OF WITHDRAWL HAS BEEN ISSUED.








                                          IN TESTIMONY WHEREOF, I HAVE HEREUNTO
                                          SIGNED MY NAME OFFICIALLY AND CAUSED
                                          TO BE IMPRESSED HEREON THE SEAL OF
                                          STATE AT MY OFFICE IN THE CITY OF
                                          AUSTIN, ON AUGUST 19, 1997

[THE STATE OF TEXAS SEAL]

                                          /s/ ANTONIO O. GARZA, JR.
                                          -----------------------------------
                                              ANTONIO O. GARZA, JR.
                                               SECRETARY OF STATE         DAE